Exhibit 10.2

Amendment No. 2 to Senior Convertible Promissory Note

Second Closing Note

Dated as of January 23, 2024

This Amendment No. 2 to Senior Convertible Promissory Note (this “Amendment No. 2”), dated as of the date first set forth above (the “Amendment Date”), is entered into by and between AERWINS Technologies Inc., a Delaware corporation (the “Maker”), and Lind Global Fund II LP, a Delaware limited partnership (together with its successors and representatives, the “Holder”). The Maker and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain Senior Convertible Promissory Note of the Maker, dated May 23, 2023 (the “Original Note”);

WHEREAS, the Parties amended the Original Note pursuant to the terms of an Amendment to Senior Convertible Promissory Note – Second Closing Note dated as of August 25, 2023 (“Amendment No. 1,” together with the Original Note, the “Amended Original Note”);

WHEREAS, Events of Default have occurred under the Amended Original Note;

WHEREAS, the Parties now wish to amend the Amended Original Note as set forth herein and, pursuant to Section 5.06 of the Original Note, the Original Note may be amended in writing;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Amended Original Note.

2.	Subject to the provisions hereof, the Amended Original Note is hereby amended as follows:

(a)	Principal Amount. The Parties hereby acknowledge and agree that the Principal Amount of the Amended Original Note shall be reduced from $1,680,000 to $1,400,000.

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(b)	Section 1.03 Prepayment. of the Original Note is hereby amended and restated in its entirety to provide as follows:

Section 1.03 Prepayments. The Maker shall repay no less than $1,400,000 of the then Outstanding Principal Amount (the “Mandatory Prepayment Amount”) on the date of the payment of the proceeds from the Public Offering Date (as defined below). For the avoidance of doubt nothing herein shall been deemed to prevent the Holder from exercising its right to convert this Note following the public announcement of the closing of the Public Offering. If the Maker elects to prepay this Note pursuant to this Section 1.03, the Holder shall have the right (a “Prepayment Conversion Notice”) within five (5) Business Days of the Holder’s receipt of a Prepayment Notice, to convert up to one third (1/3) of the Principal Amount (the “Maximum Amount”) at the Conversion Price (as defined below), in accordance with the provisions of Article 3, specifying the Principal Amount (up to the Maximum Amount) that the Holder will convert. Upon delivery of a Prepayment Notice, the Maker irrevocably and unconditionally agrees to, within five (5) Business Days of receiving a Prepayment Conversion Notice, and if no Prepayment Conversion Notice is received, within five (5) Business Days of delivery of a Prepayment Notice: (i) repay the amount of the Outstanding Principal Amount minus the Principal Amount set forth in the Prepayment Conversion Notice and (ii) issue the applicable Conversion Shares to the Holder in accordance with Article 3, and subject to the remaining provisions herein, as applicable. The foregoing notwithstanding, the Maker may not deliver a Prepayment Notice with respect to any Outstanding Principal Amount that is subject to a Conversion Notice previously delivered by the Holder in accordance with Article 3.

(c)	The Original Note is hereby amended to include a new Article VI to provide as follows:

ARTICLE VI. EVENTS OF DEFAULT; FORBEARANCE AND WAIVER.

6.01 Existing Event of Default. One or more events have occurred that constitute an Event of Default under Section 2.01 of the Note (the “Existing Events of Default”).

6.02 Forbearance. Subject to the terms and conditions herein, the Holder agrees that it will forbear from exercising any of its rights or remedies under the Note as the result of the Existing Events of Default until the occurrence of a Forbearance Termination Event (as hereinafter defined), provided that, the Maker completes a public offering of its Common Stock where it receives gross proceeds of at least $13,500,000 (the “Public Offering”) no later than April 15, 2024 and the Maker has paid to the Holder the Mandatory Prepayment Amount and the Mandatory Prepayment Amount (as defined in that certain Senior Convertible Promissory Note issued by the by the Company to the Holder on April 12, 2023, as amended by that certain Amendment No. 1 thereto dated as of August 25, 2023, and that certain Amendment No. 2 thereto dated as of January 23, 2024).

6.03 Forbearance Termination Event. The forbearance set forth in Section 6.02 shall terminate upon the earliest to occur of the following:

(a) The failure of the Maker to complete the Public Offering by April 15, 2023; and /or

(b) The failure of the Maker to pay the Mandatory Prepayment Amounts as provided for in Section 6.02.

(each a “Forbearance Termination Event”).

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6.03 Non-Waiver. The foregoing agreement to forbear is for the limited purpose set forth herein, shall be limited to the precise meaning of the words as written herein, and shall not be deemed to (x) be a consent to any waiver or modification of any term or condition of the Note, except as otherwise expressly set forth herein, or (y) prejudice any right or remedy that the Holder may now have or may have in the future under or in connection with the Note or any other document or instrument related thereto, including, without limitation, any right to apply proceeds of any collateral securing the obligations under the Note or any other document or instrument related thereto, except as otherwise expressly set forth herein. Maker acknowledges that the Holder has no obligation to grant any other forbearance.

6.04 Effect of Forbearance Termination Event. Upon the occurrence of a Forbearance Termination Event, (i) the Holder shall be entitled to accelerate outstanding obligations and demand payment of all amounts payable under tis Note and/or to exercise any and all rights and remedies available under this Note, under the Securities Purchase Agreement, under any other agreement between Maker and the Holder, under any security agreement or guaranty entered into in connection with this Note at law or in equity, and (ii) the reduction of the Principal Amount provided for in the Amendment No. 2 to this Note, dated as of January 23, 2024 (the “Second Amendment”), shall be deemed not to have occurred and the amounts owing under this Note shall include the Principal Amount owing prior to the date of the Second Amendment and the Holder, such other amounts owing as of such date and any amounts that would have accrued on this Note had the Second Amendment not been entered into.

3.	Other than as amended herein, the Amended Original Note shall remain in full force and effect and nothing herein shall be deemed to constitute a waiver by the Maker of any Events of Default which may have occurred prior to the date of this Amendment No. 2. Following the Amendment Date, any reference to the “Note” shall be deemed a reference to the Amended Original Note as amended by this Amendment No. 2.

4.	This Amendment No. 2 and all matters based upon, arising out of or relating in any way to this Amendment No. 2, including all disputes, claims or causes of action arising out of or relating to this Amendment No. 2 as well as the interpretation, construction, performance and enforcement of this Amendment No. 2, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles.

5.	This Amendment No. 2 may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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In witness whereof, the Parties have executed this Amendment No. 2 as of the Amendment Date.

AERWINS Technologies Inc.

By:	/s/ Kiran Sidhu
Name:	Kiran Sidhu
Title:	Chief Executive Officer

Lind GLOBAL FUND II LP

By:	/s/ Jeff Eston
Name:	Jeff Easton
Title:	Managing Member of
Lind Global Partners II LLC, General Partner

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